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                                                                   EXHIBIT 99(b)
[ALLETE LOGO]

                                               For Release:    August 25, 2004
                                                   CONTACT:    Eric Olson
                                                               218-723-3947
                                                               eolson@allete.com

                                                   INVESTOR    Tim Thorp
                                                   CONTACT:    218-723-3953
                                                               tthorp@allete.com
NEWS
               ALLETE DECLARES SPIN-OFF DATE, REVERSE STOCK SPLIT;
               ---------------------------------------------------
                  NEW DIVIDEND PROJECTED FOR DECEMBER 1 PAYMENT
                  ---------------------------------------------

DULUTH, Minn.-- The board of directors of ALLETE, Inc. (NYSE: ALE) announced today that the company will distribute its remaining equity interest in ADESA, Inc. (NYSE: KAR) to ALLETE shareholders on September 20, 2004.

ALLETE expects to distribute to its shareholders one share of ADESA common stock for each outstanding share of ALLETE common stock they own on the record date of September 13, 2004. The distribution is structured to qualify as a tax-free stock dividend.

"We're very pleased to report that the full separation of these companies is imminent," said David Gartzke, chairman and CEO of ADESA and outgoing chairman of the ALLETE board. "Both companies are well positioned for the future."

ADESA common stock received by registered ALLETE shareholders as a result of the spin-off will be in book-entry form. Holders will receive a statement of ownership indicating the number of shares credited to their account.

Given the nature of the transaction, any holder of ALLETE common stock who sells shares on or before September 20 will also be selling their entitlement to receive shares of ADESA common stock in the spin-off. Investors are encouraged to consult with their financial advisors regarding the specific implications of selling ALLETE common stock before the spin-off.

ALLETE also announced that, in connection with the spin-off, its board of directors approved a one-for-three reverse stock split, which will become effective immediately following the spin-off. Every three shares of ALLETE common stock will be converted into one share of "new" ALLETE common stock.

A letter of transmittal relating to the reverse stock split will be mailed to holders of ALLETE common stock certificates once the reverse stock split is effective. These holders will ultimately receive their "new" shares in book-entry form and a cash payment for any fractional share. Participants in Invest Direct, ALLETE's direct stock purchase and dividend reinvestment plan, and the ALLETE and Affiliated Companies Employee Stock Purchase Plan will receive their whole and fractional shares resulting from the reverse split credited to their accounts.

The ALLETE board also announced that it anticipates declaring a post-spin-off quarterly dividend of 30 cents per share. The board expects to declare the dividend at a regularly scheduled meeting in October for payment on December 1.

                                     -over-

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News Release                                                     August 25, 2004

"All registered holders of ALLETE common stock will be mailed information within the next few days," said Donald J. Shippar, president and CEO of ALLETE. "This information will describe the actions the board took and how it affects them individually."

Upon completion of the spin-off, Gartzke will continue as chairman, president and CEO of ADESA, while Shippar will remain as president and CEO of ALLETE. Gartzke will be succeeded as chairman of the ALLETE board by current director Bruce Stender.

ALLETE purchased ADESA, Automotive Finance Corporation (AFC) and several related automotive remarketing businesses in 1995. Under ALLETE's ownership, ADESA grew to become North America's largest publicly traded wholesale vehicle auction network and the largest provider of used vehicle dealer floorplan financing. The company's holdings include 53 ADESA used vehicle auctions, 28 Impact salvage vehicle auctions, and 80 AFC loan production offices.

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

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